Exhibit 4.1

ASHLAND LLC
as Issuer

3.375% Senior Notes due 2031

INDENTURE
Dated as of August 18, 2021

U.S. BANK NATIONAL ASSOCIATION
as Trustee, Registrar and Paying Agent

TABLE OF CONTENTS

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EXHIBIT INDEX

Exhibit A	Form of 2031 Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Supplemental Indenture Related to Subsidiary Guarantors

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INDENTURE dated as of August 18, 2021 between ASHLAND LLC (the “Issuer”), a Kentucky limited liability company and wholly owned, indirect subsidiary of ASHLAND GLOBAL HOLDINGS INC., a Delaware corporation (the “Parent” or the “Guarantor”), and U.S. BANK NATIONAL ASSOCIATION, as trustee, registrar and paying agent (the “Trustee”).

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of $450,000,000 aggregate principal amount of the Issuer’s 3.375% Senior Notes due 2031 issued on the date hereof (the “Initial Notes”).

ARTICLE 1
Definitions and Incorporation by Reference

Section 1.01.          Definitions.

 “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

 “Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01 hereof.

“Adjusted Treasury Rate” means, with respect to any redemption date:

(1)          the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “Selected Interest Rates (Daily)—H.15” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the remaining term of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from these yields on a straight-line basis, rounding to the nearest month; or

(2)          if the release (or any successor release) is not published during the week preceding the calculation date or does not contain these yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

The Adjusted Treasury Rate will be calculated on the third business day preceding the redemption date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent, including any permitted successors or assigns thereto.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

 “Attributable Debt” means, in the context of a Sale and Lease-Back Transaction, what the Issuer believes in good faith to be the present value, discounted at the interest rate implicit in the lease involved in such Sale and Lease-Back Transaction, of the lessee’s obligation under the lease for rental payments during the remaining term of such lease, as it has been extended.  In the case of any lease that is terminable by the lessee upon the payment of a penalty, the net amount of rent will be the lesser of (x) the net amount determined assuming termination upon the first date the lease may be terminated (in which case the net amount will also include the amount of the penalty, but will not include any rent that would be required to be paid under the lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.  For purposes of this definition, any amounts lessee must pay, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts lessee must pay under the lease contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges are not included in the determination of lessee’s obligations under the lease. For the avoidance of doubt, any amounts in respect of a Sale and Lease-Back Transaction that are treated as Indebtedness for purposes of Section 4.03 shall not be treated as Attributable Debt.

“Board of Directors” means, as to any Person, the board of directors or supervisory board of such Person, or equivalent governing body (or, if such Person is a partnership or limited liability company, the board of directors or other governing body of the general partner or manager of such Person) or any duly authorized committee thereof.

“Broker-Dealer” means any broker or dealer registered under the Exchange Act.

 “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the place of payment for the Notes are authorized or obligated by law or executive order to close.

 “Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP in effect in the United States as of the date of this Indenture; provided that any lease that would be required to be treated as a capital lease as a result of the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02 , Leases (Topic 842) shall not be considered a capital lease if such lease would not have been required to be so treated under GAAP as in effect on December 31, 2015.

“Capital Markets Debt” means any debt securities evidenced by notes, bonds or debentures (excluding, for the avoidance of doubt, any term loan, revolving loan or Qualified Receivables Financing) issued in the capital markets by the Issuer or any Subsidiary, whether issued in a public offering or private placement, including pursuant to Section 4(2) of the Securities Act or Rule 144A, Regulation S or Regulation D under the Securities Act.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Cash Equivalents” means (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof; (b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank (i) that is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System and (ii) that has combined capital and surplus of at least $1.0 billion, in each case with maturities of not more than 12 months from the date of acquisition thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by any of the Rating Agencies, in each case with maturities of not more than 12 months from the date of acquisition thereof; (d) investments, classified in accordance with GAAP as current assets of the Issuer or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940 the portfolios of which are limited solely to investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition; (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (b) above; and (f) in the case of any Foreign Subsidiary, investments which are similar to the items specified in subsections (a) through (e) of this definition made in the ordinary course of business.

“Change of Control” means the occurrence of any of the following events:

(1)          the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the property and assets of Parent and its Subsidiaries, taken as a whole, to any Person other than Parent or any of its Subsidiaries (other than an Excluded Subsidiary);

(2)          Parent becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or other business combination or purchase of ultimate beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Parent, other than by virtue of (a) the imposition of one or more holding companies or (b) the reincorporation of Parent in another jurisdiction, if in the case of either (a) or (b) the beneficial owners of the Voting Stock of Parent immediately prior to such transaction directly or indirectly hold a majority of the voting power of the Voting Stock of such holding company or reincorporation entity immediately thereafter; or

(3)          Parent ceases to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) directly or indirectly, at least 50% of the total voting power of the Voting Stock of the Issuer.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Clearstream” means Clearstream Banking S.A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any date of redemption, (1) the average of two Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations or (2) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Consolidated EBITDA” means, in respect of any Person for any Measurement Period, an amount equal to the Consolidated Net Income for such Measurement Period plus (a) proceeds of business interruption insurance received during such period, but only to the extent not included in Consolidated Net Income plus (b) the following to the extent deducted in calculating such Consolidated Net Income, but without duplication and in each case for such Measurement Period: (i) Consolidated Interest Charges (not calculated on a Pro Forma Basis), (ii) the provision for federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) asset impairment charges, (v) expenses reimbursed by third parties (including through insurance and indemnity payments), (vi) fees and expenses incurred in connection with any Qualified Receivables Financing, any proposed or actual issuance of any Indebtedness or equity interests (including upfront fees and original issue discount), or any proposed or actual acquisitions, investments, asset sales or divestitures permitted hereunder, in each case that are expensed, (vii) non-cash restructuring and integration charges and cash restructuring and integration charges; provided that the aggregate amount of all cash restructuring and integration charges shall not exceed $100,000,000 in any twelve month period, (viii) non-cash stock expense and non-cash equity compensation expense, (ix) other expenses or losses, including purchase accounting entries such as the inventory adjustment to fair value, reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, (x) expenses or losses in respect of discontinued operations of the Issuer or any of its Subsidiaries, (xi) any unrealized losses attributable to the application of “mark to market” accounting in respect of swap contracts , (xii) with respect to any disposition for which pro forma effect is required to be given pursuant to the definition of Pro Forma Basis, any loss thereon and (xiii) all fees, expenses and other costs incurred in connection with (1) the internal reorganization consisting of a series of intercompany transactions by and among Parent and its Subsidiaries on and after May 17, 2017, (2) the series of dispositions and/or other transactions, after which (a) Valvoline US LLC owns, directly or indirectly, substantially all of the assets constituting the Valvoline Business (as defined below) and (b) the Issuer no longer owns, directly or indirectly, any material portion of Ashland’s automotive, commercial and industrial lubricant and automotive chemical business substantially as described in the Valvoline Inc. S-1 Registration Statement (#333-211720), as filed on May 31, 2016 (the “Valvoline Business”) or (3) the separation of the Valvoline Business from Parent and its Subsidiaries, and minus (c) the following to the extent included in calculating such Consolidated Net Income, but without duplication and in each case for such Measurement Period: (i) Federal, State, local and foreign income tax credits, (ii) all non-cash gains or other items increasing Consolidated Net Income, (iii) gains in respect of discontinued operations of the Issuer or any of its Subsidiaries, (iv) any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of swap contracts and (v) with respect to any disposition for which pro forma effect is required to be given pursuant to the definition of Pro Forma Basis, any gain thereon. For all purposes hereunder, Consolidated EBITDA shall be calculated on a Pro Forma Basis unless otherwise specified.

“Consolidated Interest Charges” means, for any Measurement Period, the excess of (a) the sum, without duplication, of (i) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (ii) cash payments made in respect of obligations referred to in clause (b)(ii) below, (iii) the portion of rent expense under Capital Leases that is treated as interest in accordance with GAAP, in each case, of or by the Issuer and its Subsidiaries on a consolidated basis for such Measurement Period and (iv) all interest, premium payments, debt discount, fees, charges and related expenses in connection with the Qualified Receivables Financing, minus (b) to the extent included in such consolidated interest expense for such Measurement Period, the sum, without duplication, of (i) extinguishment charges relating to the early extinguishment of Indebtedness or obligations under swap contracts, (ii) noncash amounts attributable to the amortization of debt discounts or accrued interest payable in kind, (iii) noncash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period, (iv) interest income treated as such in accordance with GAAP and (v) fees and expenses, original issue discount and upfront fees, in each case of or by the Issuer and its Subsidiaries on a consolidated basis for such Measurement Period. For all purposes under this Indenture, Consolidated Interest Charges shall be calculated on a Pro Forma Basis unless otherwise specified.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Issuer and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its organizational documents or any agreement, instrument or law applicable to such Subsidiary during such Measurement Period (unless such restrictions on dividends or similar distributions have been legally and effectively waived), except that the Issuer’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, (b) any after-tax income (or after-tax loss) for such Measurement Period of any Person if such Person is not a Subsidiary, except that the Issuer’s equity in such income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to the Issuer or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Issuer as described in clause (a) of this proviso), (c) any after-tax gain or after-tax loss realized as a result of the cumulative effect of a change in accounting principles or the implementation of new accounting standards related to revenue and lease accounting, (d) any after-tax gain or after-tax loss attributable to any foreign currency hedging arrangements or currency fluctuations, (e) after-tax extinguishment charges relating to the early extinguishment of Indebtedness and obligations under swap contracts and after-tax extinguishment charges relating to upfront fees and original issue discount on Indebtedness, (f) any pension or other post-retirement after-tax gain or after-tax expense for such Measurement Period and (g) fees, expenses and non-recurring charges related to this offering of the Notes; provided, further, that Consolidated Net Income shall be reduced by the amount of any cash payments made during such Measurement Period relating to pension and other post-retirement costs (except for any payments made in respect of the funding of pension plans in excess of the amount of required regulatory contributions for such Measurement Period (as reasonably determined by the Issuer)).

“Consolidated Net Secured Leverage Ratio” means the ratio of the aggregate of all consolidated Secured Indebtedness of such Person and its Subsidiaries (less any unrestricted cash and Cash Equivalents) at the end of the most recent fiscal period for which financial information in respect thereof is available immediately preceding the date of the transaction giving rise to the need to calculate such amount to the aggregate Consolidated EBITDA of such Person for the prior four fiscal quarters (treated as one period) for which financial information in respect thereof is available immediately preceding such date, and in each case, calculated on a pro forma basis.

 “Consolidated Net Tangible Assets” means, with respect to any Person, the Total Assets of such Person and its Subsidiaries less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of such Person), in each case calculated in accordance with GAAP, provided that in the event that such Person or any of its Subsidiaries assumes or acquires any assets in connection with the acquisition by such Person and its Subsidiaries of another Person subsequent to the commencement of the period for which the Consolidated Net Tangible Assets is being calculated but prior to the event for which the calculation of the Consolidated Net Tangible Assets is made, then the Consolidated Net Tangible Assets shall be calculated giving pro forma effect to such assumption or acquisition of assets, as if the same had occurred at the beginning of the applicable period.

“Credit Agreement” means (x) the credit agreement, dated January 10, 2020, among Parent, Ashland Chemco Inc., a Delaware corporation, the Issuer, the lenders party thereto, The Bank of Nova Scotia, as administrative agent, swing line lender and L/C issuer and the other agents, arrangers, lenders and L/C issuers party thereto, together with any related documents (including any guarantee agreements), as the same may be amended, modified, supplemented, extended, renewed, refinanced, replaced or substituted from time to time and (y) any other Indebtedness of the Issuer, in an aggregate amount outstanding at any time under clauses (x) and (y) not to exceed the greater of (A) $4,150.0 million and (B) an amount such that the Consolidated Net Secured Leverage Ratio of Ashland LLC shall not exceed 2.50:1.00. Notwithstanding the foregoing, the maximum amount of secured Indebtedness that may be incurred pursuant to Section 4.03(b)(vii) as a result of clause (B) above shall not be deemed to be exceeded with respect to any Indebtedness incurred to refinance any outstanding Indebtedness if such outstanding Indebtedness was permitted to be incurred under clause (B) at the time of original incurrence.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the holder thereof and issued in accordance with Section 2.07(c) hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means DTC as depositary for the Notes, and its successors in such capacity.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the securities (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the securities and/or the creditworthiness of the Issuer (the “Performance References”).

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

“DTC” means The Depository Trust Company, its nominees and successors.

“Euroclear” means Euroclear S.A/N.V., as operator of the Euroclear system, and its successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the SEC promulgated thereunder.

 “Excluded Subsidiary” means (i) any Receivables Subsidiary, (ii) any Qualified Non-Recourse Subsidiary, (iii) any Special Purpose Subsidiary, (iv) any Foreign Subsidiary and (v) any Domestic Subsidiary that is Subsidiary of a Foreign Subsidiary of the Issuer that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Fitch” means Fitch Ratings Inc. or any successor to the rating agency business thereof.

“Foreign Subsidiary” means a Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia.

 “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.  At any time after the Issue Date, the Parent may irrevocably elect to apply International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board in lieu of GAAP and, upon any such election, references in this Indenture to GAAP shall thereafter be construed to mean IFRS as in effect from time to time.  The Parent shall give notice of any such election to the Trustee.

“Global Note Legend” means the legend set forth in Section 2.07(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.07(b), 2.07(d) or 2.07(f) hereof.

“Government Securities” means securities that are:

(1)          direct Obligations of the United States of America for the timely payment of which its full faith and credit is pledged;

(2)          Obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt; or

(3)          AAA rated money market mutual funds, where 100% of the holdings are in securities described in clauses (1) or (2) of this definition or repurchase agreements that are fully collateralized by securities described in clauses (1) or (2) of this definition.

“holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means indebtedness for borrowed money.

“Indenture” means this Indenture as amended, supplemented, modified, extended, restructured, renewed or restated in whole or in part from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers” means Citigroup Global Markets Inc., BofA Securities, Inc., Credit Agricole Securities (USA) Inc., Mizuho Securities USA LLC, Scotia Capital (USA) Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Fifth Third Securities, Inc., PNC Capital Markets LLC, TD Securities (USA) LLC, U.S. Bancorp Investments, Inc., HSBC Securities (USA) Inc., BNP Paribas Securities Corp., Goldman Sachs & Co. LLC, ING Financial Markets LLC, Santander Investment Securities Inc. and SMBC Nikko Securities America, Inc.

“Interest Payment Date” has the meaning set forth in Exhibit A hereto.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

“Issue Date” means August 18, 2021.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, association, partnership or any other entity which, in each case, is not a Subsidiary or any of its Subsidiaries but in which the Issuer or a Subsidiary has a direct or indirect equity or similar interest.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Long-Term Indebtedness” means any Indebtedness maturing by its terms more than one year from its date of issuance (notwithstanding that any portion of such Indebtedness is included in current liabilities).

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Issuer.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its securities of an applicable series plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer or any guarantor immediately prior to such date of determination.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture.  For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the holders of the Notes.

“Offering Memorandum” means the confidential offering memorandum dated August 3, 2021 relating to the issuance of the Initial Notes under this Indenture.

“Officer” means the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, any Financial Director or the Secretary or Assistant Secretary of any Person (or, with respect to a Person that is a limited partnership, the general partner of such Person), or any other officer designated by the Board of Directors serving in a similar capacity.

“Officer’s Certificate” means a certificate signed on behalf of any Person by an Officer of such Person, who must fulfill the function of the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, which meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Parent, the Issuer or to the Trustee.  Counsel giving any Opinion of Counsel shall be entitled to rely on an Officer’s Certificate as to any factual matters relevant to such opinion.

“Participants” means with respect to the Notes, institutions that have accounts with DTC or its nominee.

“Performance References” has the meaning set forth under the definition of “Derivative Instruments.”

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Primary Treasury Dealer” means a Government Securities dealer in the United States.

“Private Placement Legend” means the legend set forth in Section 2.07(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Basis” means, with respect to any calculation or determination for the Issuer for any Measurement Period, that in making such calculation or determination on the specified date of determination (the “Determination Date”):

(a)          pro forma effect will be given to any Indebtedness incurred by the Issuer or any of its Subsidiaries (including by assumption of then outstanding Indebtedness or by a Person becoming a Subsidiary) (“Incurred”) after the beginning of the Measurement Period and on or before the Determination Date to the extent the Indebtedness is outstanding or is to be Incurred on the Determination Date, as if such Indebtedness had been Incurred on the first day of the Measurement Period;

(b)          pro forma calculations of interest on Indebtedness bearing a floating interest rate will be made as if the rate in effect on the Determination Date (taking into account any swap contract applicable to the Indebtedness) had been the applicable rate for the entire reference period;

(c)          Consolidated Interest Charges related to any Indebtedness no longer outstanding or to be repaid or redeemed on the Determination Date (only to the extent that the obligations giving rise to Consolidated Interest Charges will not be obligations of the Issuer or any Subsidiary following the Determination Date), except for Consolidated Interest Charges accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the Determination Date (including, for the avoidance of doubt, Qualified Receivables Financing), will be excluded as if such Indebtedness was no longer outstanding or was repaid or redeemed on the first day of the Measurement Period; and

(d)          pro forma effect will be given to any investment, acquisition or disposition by the Issuer and its Subsidiaries of companies, divisions or lines of businesses that qualify as reportable segments or discontinued operations, as those two terms are defined by GAAP, or that exceed 15% of Consolidated EBITDA for the Measurement Period, including any investment or acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became or ceased to be a Subsidiary after the beginning of the Measurement Period, that have occurred since the beginning of the Measurement Period and before the Determination Date as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the Measurement Period (including expected cost savings (without duplication of actual cost savings) to the extent (i) such cost savings would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP and Article 11 of Regulation S-X under the Securities Act as interpreted by the SEC, and as certified by an Officer of Parent or (ii) in the case of an acquisition or a disposition, such cost savings are reasonably identifiable and factually supportable and have been realized or are reasonably expected to be realized within 365 days following such acquisition or such disposition; provided that (A) the Issuer shall have delivered to the Trustee a certificate of the chief financial officer of Parent, in form and substance reasonably satisfactory to the Trustee, certifying that such cost savings meet the requirements set forth in this clause (ii), together with reasonably detailed evidence in support thereof, and (B) if any cost savings included in any pro forma calculations based on the expectation that such cost savings will be realized within 365 days following such acquisition or such disposition shall at any time cease to be reasonably expected to be so realized within such period, then on and after such time pro forma calculations required to be made hereunder shall not reflect such cost savings). To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available

“Property” has the meaning set forth in Section 4.03(a).

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A.

“Qualified Non-Recourse Debt” means Indebtedness that (1) is (a) incurred by a Qualified Non-Recourse Subsidiary to finance (whether prior to or within one year after) the acquisition, lease, construction, repair, replacement or improvement of any Property (real or personal) or equipment (whether through the direct purchase of Property or the Capital Stock of any Person owning such Property and whether in a single acquisition or a series of related acquisitions) or (b) assumed by a Qualified Non-Recourse Subsidiary, (2) is non-recourse to the Issuer and (3) is non-recourse to any Subsidiary that is not a Qualified Non-Recourse Subsidiary.

“Qualified Non-Recourse Subsidiary” means (1) a Subsidiary that is formed or created after the Issue Date in order to finance an acquisition, lease, construction, repair, replacement or improvement of any Property or equipment (directly or through one of its Subsidiaries) that secures Qualified Non-Recourse Debt and (2) any Subsidiary of a Qualified Non-Recourse Subsidiary.

“Qualified Receivables Financing” means the securitization of accounts receivables and related assets of the Issuer and its Subsidiaries on customary market terms (including, without limitation, Standard Securitization Undertakings and a Receivables Repurchase Obligation) as determined in good faith by the Issuer to be in the aggregate commercially fair and reasonable to the Issuer and its Subsidiaries taken as a whole.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Issuer as Quotation Agent.

“Rating Agency” means (1) S&P, (2) Moody’s, (3) Fitch or (4) if any of S&P, Moody’s or Fitch shall not then exist, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for S&P, Moody’s or Fitch, as the case may be.

“Ratings Event” means with respect to the Notes at any time from or after the occurrence of a Change of Control and until the earlier to occur of (x) 60 days after the later of (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) and (y) at least one of the three of the Rating Agencies publicly issuing or reaffirming an Investment Grade Rating on the Notes following such Change of Control, the Notes have a below Investment Grade Rating by all three of the Rating Agencies.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Subsidiary of the Parent (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Parent or the Issuer in which the Parent or any Subsidiary makes an investment and to which the Parent or any Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Parent and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Parent or the Issuer, as applicable (as provided below), as a Receivables Subsidiary and:

(a)          no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Parent or any other Subsidiary of the Parent (excluding Guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Parent or any other Subsidiary of Parent in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Parent or any other Subsidiary of Parent, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)          with which neither the Parent nor any other Subsidiary of the Parent has any material contract, agreement, arrangement or understanding other than on terms which the Parent or the Issuer, as applicable, reasonably believes to be no less favorable to the Parent or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent; and

(c)          to which neither the Parent nor any other Subsidiary of the Parent has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

The foregoing conditions shall not be violated by reason of any contractual obligation on the part of the Parent to maintain the solvency of any Receivables Subsidiary on terms that the Parent has determined in good faith to be reasonably necessary to facilitate a Qualified Receivables Financing.  Any such designation by the Parent shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Record Date” for the interest payable on any applicable Interest Payment Date means the February 15 and August 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Reference Treasury Dealer” means (i) Citigroup Global Markets Inc. and its Affiliates or successors; provided, however, that if any of the foregoing cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent at 5:00 p.m., New York City time, on the third Business Day preceding the redemption date.

“Registrar” has the meaning provided in Section 2.04.

“Regulated Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000 million that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a permanent Global Note in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act (or any successor rule).

“Rule 144A” means Rule 144A promulgated under the Securities Act (or any successor rule).

“Rule 903” means Rule 903 promulgated under the Securities Act (or any successor rule).

“Rule 904” means Rule 904 promulgated under the Securities Act (or any successor rule).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to the rating agency business thereof.

“Sale and Lease-Back Transaction” means the leasing by the Issuer or any Domestic Subsidiary of the Issuer of any Property, whether owned at the date of this Indenture or acquired after the date of this Indenture (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between the Issuer and any Domestic Subsidiary of the Issuer or between Domestic Subsidiaries of the Issuer), which Property has been or is to be sold or transferred by the Issuer or such Subsidiary to any party with the intention of taking back a lease of such Property.

“Screened Affiliate” means any Affiliate of a holder (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the securities, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the securities

“SEC” means the U.S. Securities and Exchange Commission or any successor agency or commission.

“Secured Indebtedness” means any Indebtedness secured by a Mortgage.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

 “Special Purpose Subsidiary” means any Subsidiary whose material assets are comprised solely of the Capital Stock of a Joint Venture, where the pledge of such Capital Stock would be prohibited by any contractual requirement pertaining to such Joint Venture.

“Standard Securitization Undertakings” means representations, warranties, undertakings, covenants, indemnities and guarantees of performance entered into by the Parent or any Subsidiary of the Parent which the Parent has determined in good faith to be customary in a Qualified Receivables Financing.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

 “Total Assets” means, with respect to any Person, the total consolidated assets of such Person and its Subsidiaries, without giving effect to any amortization of the amount of intangible assets since the Issue Date, (x) as shown on the most recent balance sheet of such Person, or (y) in regards to the Issuer only, as shown on the most recent balance sheet of the Issuer and its Subsidiaries.

 “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” or “UCC” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“U.S. Legal Tender” means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” of any Person means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

“Wholly Owned Domestic Subsidiary” means any Wholly Owned Subsidiary that is a Domestic Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock of which (other than directors’ qualifying shares or shares required to be held by others in Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02.          Other Definitions.

Term	Defined in Section
“Authentication Order”	2.03
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.06(b)
“covenant defeasance option”	8.01(b)
“Custodian”	6.01
“Event of Default”	6.01
“Initial Notes”	Preamble
“legal defeasance option”	8.01(b)
“Mortgage”	4.03(a)

Term	Defined in Section
“Notice of Default”	6.01(c)
“Notes”	Preamble
“Paying Agent”	2.04
“Property”	4.03(a)
“protected purchaser”	2.08
“Registrar”	2.04
“Subsidiary Guarantee”	4.08
“Trustee”	Preamble

Section 1.03.          [Reserved]

Section 1.04.          Rules of Construction.  Unless the context otherwise requires:

(a)          a term has the meaning assigned to it;

(b)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)          “or” is not exclusive;

(d)          “including” means including without limitation;

(e)          words in the singular include the plural and words in the plural include the singular;

(f)          unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g)          the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(h)          unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(i)          “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and

(j)          whenever in this Indenture or the Notes there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Notes, such mention shall be deemed to include mention of the payment of Additional Interest, to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

ARTICLE 2
The Notes

Section 2.01.          Amount of Notes; Terms.  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $450,000,000.

The Notes shall be subject to repurchase by the Issuer pursuant to a Change of Control Offer as provided in Section 4.06 hereof.  The Notes shall not be redeemable, other than as provided in Article 3 hereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and each of the Issuer, the Trustee and Agents, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Additional Notes ranking pari passu with the Initial Notes may be created and issued under this Indenture from time to time by the Issuer without notice to or consent of the holders of Notes and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes other than the initial payment date; provided that the Issuer’s ability to issue Additional Notes shall be subject to the Issuer’s compliance with this Indenture.  The Initial Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.  Any Additional Notes subsequently issued under this Indenture shall be issued with the same CUSIP number as the Initial Notes only if, for U.S. federal income tax purposes, such Additional Notes are part of the same “issue” as the Initial Notes or such Additional Notes are not issued with more than a de minimis amount of original issue discount.  Unless the context otherwise requires, for all purposes of this Indenture, references to the Notes include any Additional Notes actually issued.

Section 2.02.          Form and Dating.

(a)          The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)          Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges, repurchases and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Registrar or the Custodian, at the direction of the Trustee, in accordance with instructions given by the holder thereof as required by Section 2.07 hereof.

(c)          Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.03.          Execution and Authentication.  One Officer shall sign the Notes for the Issuer by manual or facsimile signature.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Notes in accordance with this Section 2.03.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Initial Notes.  In addition, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order, Officer’s Certificate and Opinion of Counsel, authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes.  Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Issuer.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same rights as an Agent to deal with holders or an Affiliate of the Issuer.  The Trustee hereby appoints U.S. Bank National Association as authenticating agent for the Notes and U.S. Bank National Association accepts such appointment.

Section 2.04.          Registrar and Paying Agent.  The Issuer shall maintain an office or agency, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may be presented or surrendered for payment and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served, which will initially be 60 Livingston Ave. Mail Station EP-MN-WS2N St. Paul, MN 55107.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuer, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee.  The term “Paying Agent” includes U.S. Bank National Association, as Paying Agent, and any additional paying agent and the term “Registrar” includes U.S. Bank National Association, as Registrar, and any co-registrar.  The Issuer may change the Paying Agent or Registrar without notice to any holder and the Issuer may act as Paying Agent or Registrar.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent.  The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent.  If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above.  The Registrar or Paying Agent may resign upon 30 days prior written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

Section 2.05.          Paying Agent to Hold Money in Trust.  With respect to any Notes, prior to 12:00 p.m. (noon) New York City time, on each due date of the principal of and interest on any Note, the Issuer shall deposit with each Paying Agent (or if the Issuer or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due.  The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment.  If the Issuer or a Wholly Owned Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.  Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06.          Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders.  If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders.

Section 2.07.          Transfer and Exchange.

(a)          Transfer and Exchange of Global Notes.  Except as otherwise set forth in this Section 2.07, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor thereto.  A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (A) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Issuer within 120 days, (B) if the Issuer elects to exchange all Global Notes for Definitive Notes or (C) there shall have occurred and be continuing a Default with respect to the Notes and the Indirect Participant or Participant requests such exchange in writing delivered through the Depositary.  Upon the occurrence of any of the preceding events in (A), (B) or (C) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (A), (B) or (C) above and pursuant to Section 2.07(c) hereof.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (f) hereof.

(b)          Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes representing Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes and any Regulation S Global Note (during the Restricted Period) shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)          Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(ii)          All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act and as set forth in an Officer’s Certificate, the Registrar shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(h) hereof.

(iii)          Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) hereof and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 1 thereof; or

(B)          if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 2 thereof.

(iv)          Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) hereof and:

(A)          the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer or (2) a Person who is an affiliate (as defined in Rule 144) of the Issuer; or

(B)          the Registrar receives the following:

(1)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item 1(a) thereof; or

(2)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)          Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)          Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in subsection (A), (B) or (C) of Section 2.07(a) hereof and receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item 2(a) thereof;

(B)          if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 1 thereof;

(C)          if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 2 thereof;

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(a) thereof;

(E)          if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(b) thereof; or

(F)          if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(c) thereof, the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee shall authenticate and the Registrar shall mail to the Person designated in the instructions a Definitive Note in the applicable principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Registrar shall mail such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)          Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (A), (B) or (C) of Section 2.07(a) hereof and if:

(A)          the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer or (2) a Person who is an affiliate (as defined in Rule 144) of the Issuer; or

(B)          the Registrar receives the following:

(1)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item 1(b) thereof; or

(2)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (A), (B) or (C) of Section 2.07(a) hereof and satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant.  The Registrar shall mail such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iii) shall not bear the Private Placement Legend.

(d)          Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)          Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item 2(b) thereof;

(B)          if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 1 thereof;

(C)          if such Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 2 thereof;

(D)          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(a) thereof;

(E)          if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(b) thereof; or

(F)          if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(c) thereof, the Trustee and/or Registrar shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, in the case of clause (C) above, the applicable Regulation S Global Note, and in the case of clause (D) above, the applicable Unrestricted Global Note.

(ii)          Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)          the holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer or (2) a Person who is an affiliate (as defined in Rule 144) of the Issuer; or

(B)          the Registrar receives the following:

(1)          if the holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item 1(c) thereof; or

(2)          if the holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee and/or Registrar shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)          Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee and/or Registrar shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03 above hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)          Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes.  In the event of a partial transfer of a holding of Definitive Notes represented by one Definitive Note, a Definitive Note shall be issued to the transferee in respect of the part transferred, and a new Definitive Note in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor or holder, as applicable; provided that no Definitive Note in a denomination less than $2,000 shall be issued.  Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing.  In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e):

(i)          Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item 1 thereof;

(B)          if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 2 thereof; or

(C)          if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item 3 thereof, if applicable.

(ii)          Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)          the holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer or (2) a Person who is an affiliate (as defined in Rule 144) of the Issuer; or

(B)          the Registrar receives the following:

(1)          if the holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item 1(d) thereof; or

(2)          if the holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(f)          [Reserved]

(g)          Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)          Private Placement Legend.

(A)          Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT:

(A)          SUCH SECURITY MAY BE, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY:

(i)          (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS),

(ii)          TO THE ISSUER, OR

(iii)          PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT,

AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(B)          THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

(B)          Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend and the Private Placement Legend may be removed from the Regulation S Global Notes upon completion of the Restricted Period.

(ii)          Global Note Legend.  Each Global Note representing Notes shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h)          Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee and/or Registrar in accordance with Section 2.10 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Registrar or by the Depositary at the direction of the Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Registrar or by the Depositary at the direction of the Registrar to reflect such increase.

(i)          General Provisions Relating to Transfers and Exchanges.

(i)          To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.03 hereof or at the Registrar’s request.

(ii)          No service charge shall be made to a holder of a beneficial interest in a Global Note or to a holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.08, 3.08, 4.06, and 9.05 hereof).

(iii)          Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)     The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.04 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest (including Additional Interest, if any) on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii)          Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.09 hereof, the Issuer shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee shall authenticate and the Registrar shall mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii)          At the option of the holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and the Registrar shall mail, the replacement Global Notes and Definitive Notes which the holder making the exchange is entitled to in accordance with the provisions of Section 2.03 hereof.

(ix)          All certifications, certificates, Officer’s Certificates and Opinions of Counsel required to be submitted to the Registrar and/or Trustee pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

(x)          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.  Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(xi)          Any request to the Trustee shall be in writing and may be transmitted electronically.

Section 2.08.          Replacement Notes.  If a mutilated Note is surrendered to the Registrar or if the holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the holder (a) satisfies the Issuer and the Trustee within a reasonable time after such holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee.  If required by the Trustee or the Issuer, such holder shall furnish an indemnity bond sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, a Paying Agent and the Registrar from any loss or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment.  The Issuer and the Trustee may charge the holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note).  In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, or is about to be redeemed or repurchased by the Issuer pursuant to this Indenture, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional Obligation of the Issuer.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.09.          Outstanding Notes.  Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by the Trustee and/or Registrar, those delivered to it for cancellation and those described in this Section as not outstanding.  Subject to Section 11.06, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.10.          Cancellation.  The Issuer at any time may deliver Notes to the Trustee and/or Registrar for cancellation.  The Trustee and/or Registrar and each Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures.  The Trustee and/or Registrar and each Paying Agent shall give written notice to the Trustee of any Notes delivered to them and cancelled.  Subject to Section 2.08, the Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee and/or Registrar for cancellation.  The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.  However, if the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.10.

Section 2.11.          Defaulted Interest.  If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful) in any lawful manner.  The Issuer may pay the defaulted interest to the Persons who are holders on a subsequent special Record Date.  The Issuer shall fix or cause to be fixed any such special Record Date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each affected holder a notice that states the special Record Date, the payment date and the amount of defaulted interest to be paid.

Section 2.12.          CUSIP Numbers, ISINs, Etc.  The Issuer in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers and ISINs in notices of redemption as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer shall advise the Trustee of any change in the CUSIP numbers and ISINs.

Section 2.13.          Calculation of Principal Amount of Notes.  The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination.  With respect to any matter requiring consent, waiver, approval or other action of the holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of the Notes, the holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 11.06 of this Indenture.  Any such calculation made pursuant to this Section 2.13 shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.

ARTICLE 3
Redemption

Section 3.01.          Optional Redemption.

(a)          At any time and from time to time prior to June 1, 2031, the Issuer may redeem some or all of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at a price equal to the greater of:
(i)          100% of the aggregate principal amount of any Notes being redeemed; and

(ii)          the sum of the present values, as calculated by the Issuer, of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due to their maturity date (assuming for these purposes that the Notes matured on June 1, 2031), not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date, at a rate equal to the Adjusted Treasury Rate plus 50 basis points;

plus, in each case, accrued and unpaid interest, if any, on the Notes being redeemed to, but excluding, the redemption date.

On or after June 1, 2031, the Notes will be redeemable in whole at any time or in part, from time to time, at the Issuer’s option, upon at least 10 days but no more than 60 days prior written notice sent to the registered holders of the Notes, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

The Issuer will, however, pay the interest installment due on any interest payment date that occurs on or before a redemption date to the holders of the affected Notes as of the close of business on the applicable Record Date.

In addition, the Issuer may acquire the Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with the applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

Notwithstanding the foregoing, in connection with any tender for the Notes, if holders of not less than 90% in the aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any other Person making such tender offer, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuer or any third party in lieu of the Issuer, will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to such tender offer, to redeem all of the Notes that remain outstanding following such purchase at a price in cash equal to the price offered to each holder of the Notes in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant interest payment date falling prior to or on the redemption date).

Section 3.02.          Applicability of Article.  Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

Section 3.03.          Notices to Trustee.  If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 5 of the Note, it shall notify the Trustee, Registrar and each Paying Agent in writing of (a) the Section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price.  The Issuer shall give notice to the Trustee provided for in this paragraph at least 45 days but not more than 60 days before a redemption date if the redemption is pursuant to Section 5 of the Note, unless a shorter period is acceptable to the Trustee.  Such notice shall be accompanied by an Officer’s Certificate and Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein, as well as such notice required to be delivered under Section 3.05 below.  If fewer than all the Notes are to be redeemed, the Record Date relating to such redemption shall be selected by the Issuer and given to the Trustee, which Record Date shall be not fewer than 15 days after the date of notice to the Trustee.  Any such notice may be canceled at any time prior to notice of such redemption being mailed to any holder and shall thereby be void and of no effect.

Section 3.04.          Selection of Notes to be Redeemed.  If the Issuer redeems less than all of the Notes at any time, in the case of Notes represented by Definitive Registered Notes, the Trustee will select Notes by lot on a pro rata basis and, in the case of notes represented by Global Notes, the Notes will be selected in accordance with the applicable procedures of the relevant depositary unless an alternative method of selection is in either case otherwise required by law or applicable stock exchange or depositary requirements.

Section 3.05.          Notice of Optional Redemption.

(a)          The Issuer will redeem Notes of $2,000 or less in whole and not in part. The Issuer will cause notices of redemption to be sent at least 10 days but not more than 60 days before a redemption date pursuant to Section 5 of the Note, the Issuer shall send or cause to be sent a notice of redemption to each holder whose Notes are to be redeemed.  The Issuer may provide in any such notice that payment of the redemption price or performance of its obligations with respect to the redemption or purchase may be performed by another Person.

Any such notice shall identify the Notes to be redeemed and shall state:

(i)          the redemption date, and any conditions precedent to such redemption;

(ii)          the formula for determining the redemption price and the amount of accrued interest to the redemption date;

(iii)          the name and address of the Paying Agent;

(iv)          that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(v)          if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(vi)          that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or a portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii)          the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed; and

(viii)          that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes.

(b)          At the Issuer’s request, the Registrar and each Paying Agent shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense.  In such event, the Issuer shall provide the Trustee, Registrar and each Paying Agent with the information required by this Section at least one Business Day prior to the date such notice is to be provided to holders in the final form such notice is to be delivered to holders and such notice may not be canceled.

Section 3.06.          Effect of Notice of Redemption.

(a)          Once notice of redemption is mailed in accordance with Section 3.05, unless such redemption is subject to any conditions pursuant to clause (b) below, Notes called for redemption become due and payable on the redemption date and at the redemption price calculated in accordance with the notice.  Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice.  Failure to give notice or any defect in the notice to any holder shall not affect the validity of the notice to any other holder.

(b)          Any notice of redemption may be given prior to the completion of any event or transaction related to such redemption, and any such redemption or notice may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.  In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

Section 3.07.          Deposit of Redemption Price.          With respect to any Notes, prior to 11:00 a.m. New York City time, on each due date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender funds sufficient to pay the redemption price of, plus accrued and unpaid interest and Additional Interest (if any) on, the Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuer any U.S. Legal Tender so deposited that is not required for that purpose, except with respect to monies owed as Obligations to the Trustee pursuant to Article 7.

Unless the Issuer fails to comply with the preceding paragraph and defaults in the payment of such redemption price, interest on the Notes to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Notes are presented for payment.

Section 3.08.          Notes Redeemed in Part.  If Notes are to be redeemed in part only, the notice of redemption will state the portion of the principal amount thereof that is to be redeemed. The Issuer will issue a new note in a principal amount equal to the unredeemed portion of the original note in the name of the holder upon cancellation of the original note. Subject to the satisfaction or waiver of any condition to such redemption, Notes called for redemption become due on the date fixed for redemption. On and after such date, unless the Issuer defaults in payment of the redemption price on such date, interest ceases to accrue on the Notes or portions thereof called for such redemption.

Section 3.09.          [Reserved].

Section 3.10.          [Reserved].

ARTICLE 4
Covenants

Section 4.01.          Payment of Notes.  The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  An installment of principal of or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 12:00 p.m. (noon) New York City time money sufficient to pay all principal and interest then due on the Notes and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.

Section 4.02.          Reports and Other Information.Notwithstanding that Parent may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, Parent shall file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after Parent files them with the SEC);

(i)          within the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

(ii)          within the time period specified in the SEC’s rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); and

(iii)          promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form);

provided, however, that (1) if the Parent is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Parent may complete any such reports as though its only registered securities are non-convertible debt securities and (2) the Parent shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event, the Parent will make available such information to prospective purchasers of Notes in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time the Parent would be required to file such information with the SEC if Parent were subject to Section 13 or 15(d) of the Exchange Act.

(b)          Notwithstanding the foregoing, (i) the Parent will be deemed to have furnished such reports referred to in clause (a) above to the Trustee and holders if the Parent has filed such reports with the SEC via the EDGAR filing system (or any successor system) or if the Parent is not subject to reporting under Section 13 or 15(d) of the Exchange Act and is not permitted to file such reports with the SEC, if the Parent posts such reports on its publicly-available website and (ii) at any time when the Parent is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Parent will not be deemed to have failed to comply with any of its obligations under this Section 4.02 until 30 days after the date any report hereunder is due.

Reports by Parent delivered to the Trustee should be considered for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Parent’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Notwithstanding the foregoing, reports that are filed or made available by any direct or indirect parent of Parent that Guarantees the Notes shall be deemed to satisfy the requirements described above.

Section 4.03.          Restrictions on Secured Debt.

(a)          After the Issue Date, neither the Issuer nor any Subsidiary (other than an Excluded Subsidiary) shall create, incur, issue, assume or guarantee any Indebtedness secured by a mortgage, security interest, pledge or lien (hereinafter called “Mortgage”) on or upon any of their property or assets (hereinafter called “Property”), whether owned at the date of this Indenture or acquired after the date of this Indenture, without ensuring that the Notes (together with, if the Issuer chooses, any Indebtedness created, issued, assumed or guaranteed by the Issuer or any Subsidiary then existing or thereafter created) shall be secured by such Mortgage equally and ratably with (or, at the option of the Issuer, prior to) such Indebtedness.

(b)          The provisions of Section 4.03(a) shall not, however, apply to Indebtedness secured by any of the following:

(i)          Mortgages on any Property acquired, leased, constructed or improved by, or on any shares of Capital Stock or Indebtedness acquired by, the Issuer or any Subsidiary after the date of this Indenture to secure Indebtedness incurred for the purpose of financing or refinancing all or any part of the purchase price of such Property, shares of Capital Stock or Indebtedness or of the cost of any construction or improvements on such Property, including Mortgages created as a result of an acquisition by way of Capital Lease, in each case, to the extent that the Indebtedness is incurred prior to or within one year after the applicable acquisition, lease, completion of construction or improvement or beginning of commercial operation of such Property, as the case may be, provided, however, for the avoidance of doubt, that any improvements that become subject to any pre-existing Mortgage on the Property to which such improvements are made need not be completed within one year after the incurrence of the Indebtedness giving rise to such Mortgage;

(ii)          Mortgages on any Property, shares of Capital Stock or Indebtedness existing at the time the Issuer or any Subsidiary acquires any of the same and on any subsequent improvements to such Property; provided, however, that any such Mortgage in respect of Indebtedness existing at the time of acquisition of any such Property may apply to any subsequent improvements to such Property;

(iii)          Mortgages on Property of a Person existing at the time the Issuer or any Subsidiary merges or consolidates with such Person or at the time the Issuer or any Subsidiary acquires all or substantially all of the Properties or Capital Stock of such Person;

(iv)          Mortgages on (a) any Property of, or shares of Capital Stock or Indebtedness of, a Person existing at the time such Person becomes a Subsidiary or (b) any shares of Capital Stock or Indebtedness of a Joint Venture;

(v)          Mortgages in favor of Parent, the Issuer or any Subsidiary;

(vi)          Mortgages in favor of the United States or any state thereof, or political subdivision of the United States or any state thereof, or any department, agency or instrumentality of the United States or any state thereof or any such political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure Indebtedness incurred or guaranteed to finance or refinance all or any part of the purchase price of the Property, shares of Capital Stock or Indebtedness subject to any such Mortgage, or the cost of constructing or improving the Property subject to such Mortgage;

(vii)          Mortgages to secure the Credit Agreement;

(viii)          Mortgages on accounts receivables and related assets of the Issuer and its Subsidiaries pursuant to Qualified Receivables Financing;

(ix)          Mortgages securing industrial revenue, pollution control or similar bonds issued or guaranteed by the United States or any state thereof, or political subdivision of the United States or any state thereof, or any department, agency or instrumentality of the United States or any state thereof or any such political subdivision;

(x)          Mortgages securing obligations owed in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearinghouse transfers of funds; and

(xi)          extensions, renewals or replacements of any Mortgage existing on the date of this Indenture (excluding Indebtedness under the Credit Agreement) or any Mortgage referred to above; provided, however, that the principal amount of Indebtedness secured thereby may not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement (other than any increases attributable to (a) any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced, (b) the amount of any premium reasonably determined by the Issuer as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase and (c) any expenses incurred in connection with such refinancing), and such extension, renewal or replacement will be limited to all or a part of the Property (plus improvements and construction on such Property), shares of Capital Stock or Indebtedness which was subject to the Mortgage so extended, renewed or replaced.

(c)          Notwithstanding the provisions of Section 4.03(a), the Issuer or any Subsidiary may, without having to equally and ratably secure the Notes, issue, assume or guarantee Indebtedness secured by a Mortgage not excepted by clauses (i) through (xi) of Section 4.03(b), if at the time of such issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate principal amount of all such Indebtedness secured by Mortgages which would otherwise be subject to such restriction (other than any Indebtedness secured by Mortgages permitted as described in clauses (i) through (xi) of Section 4.03(b)) plus the aggregate amount (without duplication) of all Attributable Debt of the Issuer and any of its Subsidiaries (other than Excluded Subsidiaries) in respect of Sale and Lease-Back Transactions (with the exception of such transactions which are permitted under clauses (i) and (ii) of Section 4.05(a)) does not exceed 15% of Consolidated Net Tangible Assets of the Issuer.

Section 4.04.          [Reserved].

Section 4.05.          Restrictions on Sale and Lease-Back Transactions.

(a)          The Issuer will not, and will not permit any of its Subsidiaries (other than Excluded Subsidiaries) to, enter into any Sale and Lease-Back Transaction with respect to any of their Property unless;

(i)          the Issuer or such Subsidiary would (at the time of entering into such arrangement) be entitled pursuant to clause (i) or (vi) of Section 4.03(b) to create, issue, assume or guarantee Indebtedness secured by a Mortgage on such Property to be leased without having to equally and ratably secure the Notes; or

(ii)          the Issuer or such Subsidiary applies an amount (equaling at least the greater of the net proceeds of the sale of Property or the Attributable Debt in respect of such Sale and Lease-Back Transaction) within a period commencing one year prior to the consummation of such Sale and Lease-Back Transaction and ending one year after the consummation thereof, to make non-mandatory prepayments on Long-Term Indebtedness, retire Long-Term Indebtedness or acquire, construct or improve long-term assets; or

(iii)          the Attributable Debt of the Issuer or such Subsidiary in respect of such Sale and Lease-Back Transaction and all other Sale and Lease-Back Transactions entered into after the Issue Date (other than any such Sale and Lease-Back Transaction as would be permitted as described in clauses (i) and (ii) of this Section 4.05(a)), plus the aggregate principal amount (without duplication) of Indebtedness secured by Mortgages then outstanding (not including any such Indebtedness secured by Mortgages described in clauses (i) through (xi) of Section 4.03(b)) which do not equally and ratably secure the Notes or the Guarantee (or secure the Notes on a basis that is prior to other Indebtedness secured thereby) would not exceed 15% of Consolidated Net Tangible Assets of the Issuer.

Section 4.06.          Change of Control.

(a)          Upon the occurrence of a Change of Control Repurchase Event with respect to the Notes, each holder of Notes will have the right to require the Issuer to repurchase all or any part (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) of such holder’s Notes at a purchase price (the “Change of Control Purchase Price”) in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), except to the extent the Issuer has previously or concurrently elected to redeem Notes pursuant to Article 3.

(b)          Within 30 days following any Change of Control Repurchase Event, except to the extent that the Issuer has exercised its right to redeem the Notes by delivery of a notice of redemption pursuant to Article 3, the Issuer shall mail a notice (a “Change of Control Offer”) to each holder of Notes with a copy to the Trustee stating:

(i)          that a Change of Control Repurchase Event has occurred with respect to the Notes and that such holder has the right to require the Issuer to repurchase such holder’s Notes at a repurchase price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on a Record Date to receive interest on the relevant Interest Payment Date);

(ii)          the repurchase date (which shall be no earlier than 10 days nor later than 60 days from the date such notice is mailed); and

(iii)          the instructions determined by the Issuer, consistent with this Section 4.06, that a holder must follow in order to have its Notes purchased.

(c)          Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date.  The holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note which was delivered for purchase by the holder and a statement that such holder is withdrawing his election to have such Note purchased.  For holders whose Notes are purchased only in part, the Issuer shall issue, and the Trustee shall authenticate new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(d)          On the repurchase date, all Notes purchased by the Issuer under this Section 4.06 shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest and Additional Interest, if any, to the holders entitled thereto.

(e)          A Change of Control Offer may be made in advance of a Change of Control Repurchase Event, and conditioned upon such Change of Control Repurchase Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f)          Notwithstanding the foregoing provisions of this Section 4,06, the Issuer shall not be required to make a Change of Control Offer with respect to the Notes upon the consummation of a Change of Control Repurchase Event if (i) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 4.06 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer, or (ii) a notice of redemption has been given pursuant to this Indenture as described above under Article 3, unless and until there is a default in payment of the applicable redemption price, or (iii) after the public announcement that a definitive agreement for a Change of Control has been entered into, the Issuer has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price (the “Alternate Offer Price”) equal to or higher than the Change of Control Purchase Price, the relevant offer to purchase documentation discloses the circumstances and relevant facts regarding such Change of Control and that a Change of Control Offer will not be required to be made if all Notes validly tendered and not withdrawn in the Alternate Offer are purchased and the Issuer has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer. The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable. Notwithstanding anything to the contrary contained herein, a Change of Control Offer or an Alternate Offer may be made in advance of a Change of Control Repurchase Event, conditioned upon the occurrence of such Change of Control Repurchase Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made.

(g)          Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer.  Notes purchased by a third party pursuant to the preceding clause (i) will have the status of Notes issued and outstanding.

(h)          The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.06.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached the Issuer’s obligations under this Section 4.06 by virtue thereof.

(i)          If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer or Alternate Offer and the Issuer, or any third party making a Change of Control Offer or Alternate Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to such Change of Control Offer or Alternate Offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to the Change of Control Purchase Price or Alternate Offer Price, as applicable.

(j)          At the time the Issuer delivers Notes to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officer’s Certificate stating that such Notes are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.06.  A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering holder.

(k)          Prior to any Change of Control Offer, the Issuer shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

The provisions hereunder this Section 4.06 relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in aggregate principal amount of the Notes.

Section 4.07.          Compliance Certificate.  The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer, beginning with the fiscal year ending on September 30, 2021, an Officer’s Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of the Issuer he or she would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period.  If he or she does, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. Except with respect to receipt of payments of principal and interest on the Notes and any Default or Event of Default information contained in the Officer’s Certificate delivered to it pursuant to this Section 4.07, the Trustee shall have no duty to review, ascertain or confirm the Issuer’s compliance with or the breach of any representation, warranty or covenant made in this Indenture.

Section 4.08.          Future Subsidiary Guarantors.  The Issuer will cause each Wholly Owned Domestic Subsidiary of the Issuer other than, at the election of the Issuer, an Excluded Subsidiary, that incurs, as an issuer, co-issuer or guarantor of, any Capital Markets Debt after the Issue Date, in an amount that, together with any other such Indebtedness (excluding any Indebtedness incurred as permitted pursuant to the definition of Credit Agreement) issued, co-issued or guaranteed by such Wholly Owned Domestic Subsidiary and then outstanding, exceeds at the time of such incurrence, 15% of Consolidated Net Tangible Assets of the Issuer, to execute and deliver to the Trustee a supplemental indenture joining such Subsidiary to this Indenture, pursuant to which such Subsidiary will guarantee payment of the Notes (each such guarantee of the Notes, a “Subsidiary Guarantee”) for so long as such Indebtedness giving rise to such guarantee obligation remains an obligation of such Subsidiary. In addition, the Issuer may cause other Subsidiaries to guarantee the Notes at its option. The Subsidiary Guarantee of any such Subsidiary will be released upon:

(i)          the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary guarantor (or all or substantially all its assets or its Capital Stock) to a person which is not (after giving effect to such transaction) a Subsidiary or the Issuer; such Subsidiary becoming an Excluded Subsidiary;

(ii)          any Subsidiary becoming an Excluded Subsidiary;

(iii)          discharge of this Indenture or legal defeasance or covenant defeasance; or

(iv)          any Subsidiary guarantor ceasing to guarantee or be the issuer of all Capital Markets Debt in excess of the threshold specified above;

and in each such case such Subsidiary shall be deemed automatically and unconditionally released and discharged from all the Subsidiary’s obligations under the guarantee with respect to the Notes without any further action required on the part of the Subsidiary, the Issuer, Parent, the Trustee or any holder of the Notes. In the event of the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary (or all or substantially all its assets or its Capital Stock) to a person which is not (after giving effect to such transaction) a Subsidiary or the Issuer, such person shall not be subject to the Subsidiary’s obligations under the guarantee.

In addition, notwithstanding anything to the contrary herein:

(i)          no guarantee shall be required if such guarantee could reasonably be expected to give rise to or result in (A) personal liability for the officers, directors or shareholders of such Subsidiary, (B) any violation of applicable law that cannot be avoided or otherwise prevented through measures reasonably available to the Issuer or such Subsidiary or (C) any significant cost, expense, liability or obligation (including with respect of any taxes) other than reasonable out of pocket expenses and other than reasonable expenses incurred in connection with any governmental or regulatory filings required as a result of, or any measures pursuant to clause (B) undertaken in connection with, such guarantee, which cannot be avoided through measures reasonably available to the Issuer or the Subsidiary; and

(ii)          each such guarantee will be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.

Section 4.09.          Maintenance of Office or Agency.

(a)          The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 11.02.

(b)          The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)          The Issuer hereby designates the corporate trust office of the Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04.

ARTICLE 5
Successor Company

Section 5.01.          Consolidation, Merger and Sale of Assets

(a)          The Parent or the Issuer may consolidate or merge with or into any other corporation, limited liability company, partnership or other entity, or lease, sell or transfer all or substantially all of its property and assets if:

(i)          the corporation, limited liability company, partnership or other entity formed by such consolidation, or into which the Parent or the Issuer is merged, or the party which acquires by lease, sale or transfer all or substantially all of its property and assets is organized and existing under the laws of the United States, any state in the United States or the District of Columbia;

(ii)          the corporation, limited liability company, partnership or other entity formed by such consolidation, or into which the Parent or the Issuer is merged, or the party which acquires by lease, sale or transfer all or substantially all of its property and assets, agrees to, in the case of Parent, Guarantee the Notes or, in the case of the Issuer, pay the principal of, and any premium and interest on, the Notes, perform and observe all covenants and conditions of this Indenture, in each case, by executing and delivering to the Trustee a supplemental indenture; and

(iii)          immediately after giving effect to such transaction and treating Indebtedness which becomes the Issuer’s obligation or an obligation of a Subsidiary (other than an Excluded Subsidiary) as a result of such transaction as having been incurred by the Issuer or such Subsidiary at the time of such transaction, no Default or Event of Default has happened and is continuing.

Section 5.02.          Successor Company Substituted.  In case of any such consolidation, merger, lease, sale or transfer in accordance with Section 5.01, and the execution of any requisites supplemental indenture, such successor corporation shall succeed to and be substituted for and may exercise every right and power of the Parent or the Issuer, respectively, under this Indenture with the same effect as if it had been named as the Parent or the Issuer, respectively, herein, and thereupon the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Notes.

Nothing contained in this Indenture or in any of the Notes shall prevent the Issuer from any consolidation, merger, lease, sale transfer or other disposition with respect to all or substantially all of such entity’s property and assets solely between or among the Issuer and one or more Subsidiaries (other than an Excluded Subsidiary).

For all purposes under this Indenture and the Notes, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws):  (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

ARTICLE 6
Defaults and Remedies

Section 6.01.          Events of Default.  An “Event of Default” occurs if:

(a)          there is a failure to pay interest upon the Notes that continues for a period of 30 days after payment is due;

(b)          there is a failure to pay the principal or premium, if any, on the Notes when due upon maturity, redemption, acceleration or otherwise;

(c)          there is a failure to comply with any of the Issuer’s or any Subsidiary’s other agreements contained in this Indenture applicable to the Notes (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with), for a period of 90 days after written notice to the Issuer of such failure from the Trustee (or to the Issuer and the Trustee from the holders of at least 30% of the principal amount of the Notes then outstanding) specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d)          there is a failure by the Issuer or any Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Parent or a Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $100.0 million or its foreign currency equivalent; or

(e)          the Parent or Issuer pursuant to or within the meaning of any Bankruptcy Law:

(i)          commences a voluntary insolvency proceeding;

(ii)          consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;

(iii)          consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv)          makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency; or

(f)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)          is for relief against the Parent or Issuer in an involuntary case;

(ii)          appoints a Custodian of the Parent or Issuer or for any substantial part of its property;

(iii)          orders the winding up or liquidation of the Parent or Issuer; or

(iv)          orders the presentation of any plan or arrangement, compromise or reorganization of the Parent or Issuer; or

(v)          any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

The Issuer shall deliver to the Trustee, within five (5) Business Days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or propose to take with respect thereto.

Section 6.02.          Acceleration; Rescission.  If an Event of Default with respect to the Notes shall have occurred and be continuing, either the Trustee or the holders of at least 30% of the outstanding principal amount of the Notes may declare the principal amount of all of the Notes to be due and payable immediately.

After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of a majority in aggregate principal amount of the then outstanding Notes may rescind and annul such acceleration (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and all other amounts due to the Trustee under Section 7.07, (v) in the event of the cure or waiver of an Event of Default of the type described in either Section 6.01(e) or 6.01(f), the Trustee shall have received an Officer’s Certificate to the effect that such Event of Default has been cured or waived and (vi) in the event of any Event of Default specified in Section 6.01(d) the Trustee shall have received an Officer’s Certificate to the effect that (x) the indebtedness that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Subject to Section 7.01, in the case an Event of Default shall occur and be continuing with respect to the Notes, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the holders of Notes, unless such holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it. Subject to such provisions for security or indemnification of the Trustee and certain other conditions, the holders of a majority in principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power the Trustee holds with respect to the Notes.

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more holders of the then outstanding securities of a series (other than a Regulated Bank) (each, a “Directing Holder”) must be accompanied by a written representation with a medallion guaranteed signature from each such holder to the Issuer and the Trustee that such holder is not (or, if such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default (a “Default Direction”) shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the securities of such series are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the securities of such series in lieu of DTC or its nominee, and DTC shall be entitled to rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the securities of the applicable series, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the securities of such series, the Issuer provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Event of Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed until such time as the Issuer provides the Trustee with an Officer’s Certificate that the Verification Covenant has been satisfied; provided that the Issuer shall promptly deliver such Officer’s Certificate to the Trustee upon becoming aware that the Verification Covenant has been satisfied. Any breach of the Position Representation (as evidenced by the delivery to the Trustee of the Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant) shall result in such holder’s participation in such Noteholder Direction being disregarded. If, without the participation of such holder, the percentage of securities of such series held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default. In addition, for the avoidance of doubt, the foregoing paragraphs shall not apply to any holder that is a Regulated Bank.

Notwithstanding anything in the preceding two paragraphs to the contrary, (i) any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs, and (ii) a notice of Default may not be given with respect to any action taken and reported publicly or to holders more than two years prior to such notice of Default. The Trustee shall have no obligation to monitor or determine whether a holder is Net Short and can rely conclusively on a Directing Holder’s Position Representation, the Officer’s Certificates delivered by the Issuer and determinations made by a court of competent jurisdiction.

Section 6.03.          Other Remedies.  If an Event of Default occurs and is continuing with respect to the Notes, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  To the extent required by law, all available remedies are cumulative.

Section 6.04.          Waiver of Past Defaults.  Provided the Notes are not then due and payable by reason of a declaration of acceleration, the holders of a majority in principal amount of the Notes by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each holder affected.  When a Default is waived, it is deemed cured and the Issuer, the Trustee and the holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.  Any such waiver may be obtained in connection with a purchase of, or tender offer or exchange offer for, Notes.

Section 6.05.          Control by Majority.  The holders of a majority in principal amount of Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability.  Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification and security reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.06.          Limitation on Suits.

(a)          No holder of any Note will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless:

(i)          the holder gives the Trustee written notice of a continuing Event of Default with respect to the Notes,

(ii)          the holders of at least 30% in aggregate principal amount of outstanding Notes make a written request to the Trustee to institute such proceeding or pursue such remedy as trustee,

(iii)          such holder or holders offer the Trustee security or indemnity reasonably satisfactory to the Trustee against any costs, liability or expense,

(iv)          the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity, and

(v)          during such 60-day period the holders of at least a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, the holder of any Note will have an absolute and unconditional contractual right to receive payment of the principal of, and any premium or interest on, such Note on or after the date or dates they are to be paid as expressed in such Note and to institute suit for the enforcement of any such payment.

(b)          A holder may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

Section 6.07.          Rights of the Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any holder to receive payment of principal of and interest on the Notes held by such holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

Section 6.08.          Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the applicable Notes) and the amounts provided for in Section 7.07.

Section 6.09.          Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim, statements of interest and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors or its property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the holders of Notes in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each holder of Notes to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10.          Priorities.  Any money or property collected by the Trustee pursuant to this Article 6 and any other money or property distributable in respect of the Issuer’s obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST:  to the Trustee, its agents, professionals and counsel and the Agents for amounts due under this Indenture;

SECOND:  to the holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD:  to the Issuer.

The Trustee may fix a Record Date and payment date for any payment to the holders of Notes pursuant to this Section.  At least 15 days before such Record Date, the Trustee shall mail to each holder affected thereby and the Issuer a notice that states the Record Date, the payment date and amount to be paid.

Section 6.11.          Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in principal amount of the Notes.

Section 6.12.          Waiver of Stay or Extension Laws.  The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
Trustee and Agents

Section 7.01.          Duties of Trustee.

(a)          The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in them by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)          Except during the continuance of an Event of Default:

(i)          the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii)          in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions.  However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)          The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)          this paragraph does not limit the effect of Section 7.01(b);

(ii)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Agent unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv)          no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial or personal liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d)          Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)          The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)          Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.          Rights of Trustee.

(a)          The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)          Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)          The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)          The Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)          The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)          The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may (but shall not be obligated to) make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, the Trustee shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.  Any and all notices, instructions, demands, requests, consents, appraisals, correspondence or other communications shall be in writing and delivered in accordance with Section 11.02.

(g)          The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)          The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and Agents in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)          The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j)          Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of such Notes and upon such Notes executed and delivered in exchange therefor or in place thereof.

(k)          The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Office of the Trustee, and such notice references the Notes and this Indenture.

(l)          The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(m)          The Trustee shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(n)          The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(o)          The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.

Section 7.03.          Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent or Registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04.          Trustee’s Disclaimer.  The Trustee shall not be responsible for and make no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.  The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c)-6.01(f) or of the identity of any Subsidiary unless either (a) a Responsible Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 11.02 hereof from the Issuer or any holder.  In accepting the trust hereby created, the Trustee acts solely as Trustee for the holders of the Notes and not in their respective individual capacities and all persons, including without limitation the holders of Notes and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

Section 7.05.          Notice of Defaults.  If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each holder of Notes notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Responsible Officer or written notice of it is received by the Trustee.  Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the holders.

Section 7.06.          [Reserved]

Section 7.07          .  The Issuer shall pay to the Trustee and Agents from time to time such compensation, as the Issuer and the Trustee and Agents shall from time to time agree in writing, for the Trustee’s and Agent’s acceptance of this Indenture and its applicable services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee or Agents upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s or Agents’ applicable agents and counsel.  The Issuer shall indemnify and hold harmless the Trustee and Agents and their respective directors, employees and agents against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuer, any holder or any other Person).  The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Trustee or Agents or the termination of this Indenture.  The Trustee and Agents shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer of its indemnity obligations hereunder.  The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense.  Such indemnified parties may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer and such indemnified parties in connection with such defense; provided, further, that, unless the Issuer otherwise agrees in writing, the Issuer shall not be liable to pay fees and expenses of more than one counsel at any given time located within one particular jurisdiction.  The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith.

To secure the Issuer’s payment obligations in this Section, the Trustee and Agents shall have a lien prior to the Notes on all money or property held or collected by the Trustee and Agents other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuer’s payment and indemnity obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee or Agents.  Without prejudice to any other rights available to the Trustee and Agents under applicable law, when the Trustee and Agents incur expenses after the occurrence of a Default specified in Section 6.01(e) or 6.01(f) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require either the Trustee or the Agents to expend or risk its own funds or otherwise incur any financial or personal liability in the performance of either of its duties hereunder, or in the exercise of any of either of its rights or powers, if repayment of such funds or adequate indemnity and security against such risk or liability is not assured to each of their satisfaction.

Section 7.08.          Replacement of Trustee and Agents.

(a)          The Trustee or Agents may resign by so notifying the Issuer in writing at least 30 days in advance.  The holders of a majority in principal amount of the Notes may remove the Trustee or Agents by so notifying the Issuer and the applicable Trustee or Agent and may appoint a successor Trustee or Agent with the Issuer’s consent.  A resignation or removal of a Trustee or Agent and appointment of a successor Trustee or Agent shall become effective only with the successor Trustee’s or Agent’s acceptance of appointment as provided in this Section.  The Issuer shall remove the Trustee or Agent if:

(i)          the Trustee fails to comply with Section 7.10;

(ii)          the Trustee or Agent is adjudged bankrupt or insolvent;

(iii)          a receiver or other public officer takes charge of the Trustee or its property; or

(iv)          the Trustee or Agent otherwise becomes incapable of acting.

(b)          If the Trustee or any Agent resigns, is removed by the Issuer or by the holders of a majority in principal amount of the Notes and such holders do not reasonably promptly appoint a successor Trustee or Agent, or if a vacancy exists in the office of Trustee or an Agent for any reason (the Trustee or Agent in such event being referred to herein as the retiring Trustee or retiring Agent), the Issuer shall promptly appoint a successor Trustee or Agent.

(c)          The successor Trustee or Agent shall deliver a written acceptance of its appointment to the retiring Trustee or Agent and to the Issuer.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee or Agent shall have all the rights, powers and duties of the Trustee or Agent under this Indenture.  The successor Trustee or Agent shall mail a notice of its succession to the holders.  The retiring Trustee or Agent shall promptly transfer all property held by it as Trustee or Agent to the successor Trustee or Agent, subject to the lien provided for in Section 7.07.

(d)          If a successor Trustee or Agent does not take office within 60 days after the retiring Trustee or Agent resigns or is removed, the retiring Trustee or Agent or the holders of 10% in principal amount of the Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee or Agent.

(e)          If the Trustee fails to comply with Section 7.10, any holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)          Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee or Agent.

Section 7.09.          Successor Trustee or Agent by Merger.  If the Trustee or Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee or Agent; provided, however, that such corporation shall be otherwise qualified and eligible under this Article 7.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee or Agent shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee or Agent may adopt the certificate of authentication of any predecessor trustee or agent, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or Agent may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee or agent; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificates of the Trustee or Agent shall have.

Section 7.10.          Eligibility; Disqualification.  There will at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities.  The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall not be deemed to have a conflict of interest under or in respect of its duties under this Indenture.

Section 7.11.          [Reserved]

ARTICLE 8
Discharge of Indenture; Defeasance

Section 8.01.          Discharge of Liability on Notes; Defeasance.

(a)          This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

(i)          either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes not previously delivered for cancelation (1) have become due and payable, (2) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient, in the written opinion of a nationally recognized firm of independent accountants, to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(ii)          no Default or Event of Default with respect to the Notes has occurred and is continuing on the date of the deposit;

(iii)          the Issuer has paid or caused to be paid all sums payable by it under this Indenture with respect to the Notes; and

(iv)          the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date.

In addition, the Issuer shall deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied and at the cost and expense of the Issuer.

(b)          Subject to Sections 8.01(c) and 8.02, the Issuer may at any time elect to terminate some or all of its obligations under the outstanding Notes and this Indenture in respect of Notes (hereinafter, “legal defeasance option”) except for obligations under Sections 2.04, 2,07, 2.08, 4.01, 7.01, 7.02 and 7.07.  The Issuer may terminate its obligations with respect to the Notes (i) under Sections 4.02, 4.03, 4.05, 4.06, 4.08, 4.10 and Section 5.01 and (ii) under Sections 6.01(c), and 6.01(d), on a date the conditions set forth in Section 8.02 are satisfied (hereinafter, “covenant defeasance option”) and thereafter, any omission to comply with any covenant referred to in clause (i) above will not constitute a Default or an Event of Default with respect to the Notes.  The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

(c)          If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto.  If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(c) or 6.01(d), or because of the failure of the Issuer to comply with Section 5.01 with respect thereto.

(d)          Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(e)          Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.04, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08, 9.05 and 9.06 and this Article 8 shall survive until such time as the Notes have been paid in full.  Thereafter, the Issuer’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

Section 8.02.          Conditions to Defeasance.

(a)          The Issuer may exercise its legal defeasance option or its covenant defeasance option with respect to the Notes only if:

(i)          the Issuer irrevocably deposits in trust with the Trustee cash in U.S. Dollars or Government Securities in such amounts or a combination thereof as will be sufficient to pay the principal of and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

(ii)          the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited Government Securities plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(iii)          the deposit does not constitute a default under any other agreement binding on the Issuer;

(iv)          in the case of its legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.  Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(v)          the Issuer does not impair the right of any holder of the Notes to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(vi)          in the case of its covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(vii)          the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article 8 have been complied with.

(b)          Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article 3.

Section 8.03.          Application of Trust Money.  The Trustee shall hold in trust money or Government Securities (including proceeds thereof) deposited with it pursuant to this Article 8.  It shall apply the deposited money and the money from Government Securities, through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased.

Section 8.04.          Repayment to Issuer.  Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or Government Securities held by it as provided in this Article which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Government Securities have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

Section 8.05.          Indemnity for Government Securities.  The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.

Section 8.06.          Reinstatement.  If the Trustee or any Paying Agent is unable to apply any money or Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of, or interest on, any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or any Paying Agent.

ARTICLE 9
Amendments and Waivers

Section 9.01.          Without Consent of the Holders.

(a)          The Issuer and the Trustee may modify or amend this Indenture or the Notes without notice to or consent of any holder:

(i)          to cure any ambiguity, omission, defect or inconsistency to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, or to make any other provisions as may be necessary or desirable, including the making of any modifications in the applicable form of the Note, provided that such actions shall not adversely affect the interests of the holders of the Notes in any material respect;

(ii)          to provide for the assumption by a successor of the Obligations of the Issuer under this Indenture and the Notes;

(iii)          to evidence or release any Subsidiary Guarantee in accordance with the terms of this Indenture;

(iv)          to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(v)          to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” in the Offering Memorandum to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes;

(vi)          to evidence and provide acceptance of the appointment of a successor Trustee, Registrar or Paying Agent under this Indenture;

(vii)          to comply with the rules of any applicable securities depository;

(viii)          to add collateral or security to secure the Notes;

(ix)          to add to the covenants of the Issuer or Parent for the benefit of the holders or to surrender any right or power herein conferred upon the Issuer or Parent;

(x)          to make any change that would provide any additional benefit or rights to the holders or that does not adversely affect in any material respect the legal rights of any holder; or

(xi)          to provide for the issuance of Additional Notes under this Indenture in accordance with the limitations set forth in this Indenture.

(b)          The Trustee may require an Officer’s Certificate or Opinion of Counsel that such amendment under this Section 9.01 is permitted under this Indenture and that all conditions have been complied with.  Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Subsidiary guarantor under this Indenture upon execution and delivery by such Subsidiary guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as [Exhibit D] hereto, and delivery of an Officer’s Certificate.

(c)          After an amendment under this Section 9.01 becomes effective, the Issuer shall mail to the holders a notice briefly describing such amendment, provided that in the case of an amendment pursuant to Section 9.01(a)(xi), no such notice shall be required.  The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

Section 9.02.          With Consent of the Holders.

(a)          The Issuer and the Trustee may modify or amend this Indenture, including to release Subsidiary Guarantees the release of which would not otherwise be permitted pursuant to this Indenture, with the consent (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) of the holders of a majority of the principal amount of the Notes then outstanding affected by the modification or amendment (including consents obtained in connection with a tender offer or exchange for the Notes).

(b)          However, no such modification or amendment may, without the consent of the holders of all then outstanding Notes:

(i)          change the due date of the principal of, or any installment of principal of or interest on any Note;

(ii)          reduce the principal amount of, or any premium or interest rate on, the Notes;

(iii)          change the currency of payment of principal of, or any premium or interest on, the Notes;

(iv)          impair the right to institute suit for the enforcement of any payment on or with respect to the Notes after the due date thereof; or

(v)          reduce the percentage in principal amount of the then outstanding Notes, the consent of whose holders is required for modification or amendment of this Indenture, for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.

Any amendment or supplement consented to by at least 90% of the aggregate principal amount of the then outstanding Notes will be binding against any non-consenting holders.

(c)          The holders of a majority of the principal amount of the notes then outstanding may waive future compliance by Parent, the Issuer and their respective subsidiaries with certain restrictive covenants of this Indenture. The holders of at least a majority in principal amount of the notes then outstanding may waive any past default under this Indenture, except a failure by the Issuer to pay the principal of, or any premium or interest on, any notes or a provision that cannot be modified or amended without the consent of the holders of all notes then outstanding. Any such waiver may be obtained in connection with a purchase of, or tender offer or exchange offer for, Notes.

(d)          It shall not be necessary for the consent of the holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, waiver or modification, but it shall be sufficient if such consent approves the substance thereof.

(e)          After an amendment, waiver or modification under this Section 9.02 becomes effective, the Issuer shall mail to the holders of Notes a notice briefly describing such amendment, waiver or modification.  The failure to give such notice to all holders of Notes, or any defect therein, shall not impair or affect the validity of an amendment, waiver or modification under this Section 9.02.

Section 9.03.          [Reserved]

Section 9.04.          Revocation and Effect of Consents and Waivers.

(a)          A consent to an amendment or a waiver by a holder of a Note shall bind the holder and every subsequent holder of that Note or portion of the Note that evidences the same debt as the consenting holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such holder or subsequent holder may revoke the consent or waiver as to such holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite principal amount of Notes have consented.  After an amendment or waiver with respect to the Notes becomes effective, it shall bind every holder of Notes.  An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the holders of the requisite principal amount of Notes, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.

(b)          The Issuer may, but shall not be obligated to, fix a Record Date for the purpose of determining the holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a Record Date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were holders of Notes at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be holders of Notes after such Record Date.  No such consent shall be valid or effective for more than 120 days after such Record Date.

Section 9.05.          Notation on or Exchange of Notes.  If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the holder.  Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

Section 9.06.          Trustee to Sign Amendments.  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment, the Trustee shall be entitled to receive indemnity and security reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03, Section 11.04 and Section 11.05).

Section 9.07.          Additional Voting Terms.  All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class.  Determinations as to whether holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.13.

Section 9.08.          [Reserved].

ARTICLE 10
Guarantees

Section 10.01.          Guarantee.

(a)          Subject to Section 10.07, each Guarantor jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each holder of Notes and the Trustee and their successors and assigns (i) the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes, on the terms set forth in this Indenture (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and each Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)          Subject to Section 10.07, each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any Default under the Notes or the Guaranteed Obligations. Subject to Sections 10.03 and 10.07, the obligations of each Guarantor under this Indenture shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement (other than the terms of this Article 10); (iv) the failure of any Holder or Trustee to exercise any right or remedy against any Guarantor of the Guaranteed Obligations; (v) any change in the ownership of any Guarantor; (vi) any default, failure or delay, willful or otherwise, in the performance of the obligations; or (vii) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(c)          Subject to Sections 10.03 and 10.07, each Guarantor hereby waives any right to which it may be entitled to have its Guaranteed Obligations under this Indenture divided among any other existing Subsidiary Guarantees, such that such Guarantor’s obligations would be less than the full amount claimed.

(d)          Subject to Section 10.07, each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)          Subject to Sections 10.03 and 10.07, each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or the Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by the Guarantor hereunder. Subject to Sections 10.03 and 10.07, each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.

(f)          Subject to Sections 10.03 and 10.07, the Guarantee of each Guarantor is the unsubordinated unsecured Guaranteed Obligation of such Guarantor, equal in right of payment to all existing and future unsubordinated indebtedness of such Guarantor.

(g)          Except as expressly set forth in Section 10.03 or 10.07, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.

(h)          Subject to Sections 10.03 and 10.07, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Subject to Section 10.07, each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment of, or any part thereof, principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Issuer or any of its Subsidiaries or otherwise.

(i)          In furtherance of the foregoing and not in limitation of any other right which an holder or the Trustee has at law or in equity against each Guarantor by virtue hereof, but subject to Section 10.07, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Trustee.

(j)          Subject to Section 10.07, each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(k)          Subject to Section 10.07, each Guarantor also agrees to pay any and all fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any holder in enforcing any rights under this Section 10.01.

Section 10.02.          Severability.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.03.          Limitation of Liability.

Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance.  To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Article 10, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

Section 10.04.          Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor under a Guarantee, such Guarantor will be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP.

Section 10.05.          Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided, however, that if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 10.06.          Reinstatement.

Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 10.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Issuer upon the bankruptcy or insolvency of the Issuer or any Guarantor.

Section 10.07.          Release of a Guarantor.

(a)          The Subsidiary Guarantee of any Subsidiary will be released upon:

(i)          the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary guarantor (or all or substantially all its assets or its Capital Stock) to a person which is not (after giving effect to such transaction) a Subsidiary or Ashland LLC;

(ii)          any Subsidiary becoming an Excluded Subsidiary;

(iii)          discharge of this Indenture or Legal Defeasance or Covenant Defeasance; or

(iv)          such Subsidiary guarantor ceasing to guarantee or be the issuer of all Capital Markets Debt in excess of the threshold specified in Section 4.08;

and in each such case such Subsidiary shall be deemed automatically and unconditionally released and discharged from all the Subsidiary’s obligations under its Subsidiary Guarantee with respect to this Indenture and the Notes without any further action required on the part of the Subsidiary, the Issuer, Parent, Ashland LLC, the Trustee or any Holder of the Notes.  In the event of the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary (or all or substantially all its assets or its Capital Stock) to a person which is not (after giving effect to such transaction) a Subsidiary or Ashland LLC, such person shall not be subject to the Subsidiary’s obligations under its Subsidiary Guarantee.

(b)          Any Guarantee issued by Parent under this Indenture shall be automatically and unconditionally released and discharged upon:

(i)          the merger of Parent with or into the Issuer or Ashland LLC or the merger of the Issuer with or into Parent,

(ii)          the consolidation of Parent with the Issuer or Ashland LLC; or

(iii)          the transfer of all or substantially all of the assets of Parent to the Issuer or Ashland LLC or the Issuer to Parent.

At the request of the Issuer, the Trustee will execute and deliver any documents, instructions or instruments evidencing any such release.

Section 10.08.          Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its respective Guarantee is knowingly made in contemplation of such benefits.

ARTICLE 11
Miscellaneous

Section 11.01.          [Reserved]

Section 11.02.          Notices.

(a)          Except for notice or communications to holders, any notice or communication shall be given in writing and is duly given when received if delivered in person, when receipt is acknowledged if sent electronically, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or two Business Days after deposit if mailed by first-class mail, postage prepaid, addressed as follows:

if to the Issuer, Parent or any Guarantor:

Ashland LLC
c/o Ashland Global Holdings Inc.
500 Hercules Road
Building 8145
Wilmington, DE 19808
Email:	wcwhitaker@ashland.com
ywinkler@ashland.com
Attention:	William Whitaker
Yvonne Winkler von Mohrenfels, Esq.

with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Email:	apitts@cravath.com
dhaaren@cravath.com
Attention:	Andrew J. Pitts, Esq.
C. Daniel Haaren, Esq.

if to the Trustee Paying Agent or Registrar:

U.S. Bank National Association
425 Walnut Street
6th Floor
Cincinnati, Ohio 45202
Facsimile:	513-632-5511
Attention:	William Sicking

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)          Any notice or communication mailed to a holder shall be mailed, first class mail, to the holder at the holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c)          Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

Section 11.03.          [Reserved]

Section 11.04.          Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(a)          an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)          an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05.          Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.07) shall include:

(a)          a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)          a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)          a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 11.06.          When Notes Disregarded.  In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.  Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 11.07.          Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of the holders.  The Registrar and a Paying Agent may make reasonable rules for their functions.

Section 11.08.          Legal Holidays.  If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period.  If a regular Record Date is not a Business Day, the Record Date shall not be affected.

Section 11.09.          Governing Law.  THIS INDENTURE, THE NOTES AND THE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 11.10.          [Reserved].

Section 11.11.          [Reserved].

Section 11.12.          No Recourse Against Others.  No director, officer, employee, manager, incorporator or stockholder of the Issuer, Issuer, any Subsidiary or any direct or indirect parent corporation, as such, shall have any liability for any Obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation.  Each holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 11.13.          Successors.  All agreements of the Issuer in this Indenture and the Notes shall bind their successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.14.          Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.15.          Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 11.16.          Indenture Controls.  If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

Section 11.17.          Severability.  In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 11.18.          PATRIOT Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee and the Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this agreement agree that they will provide to the Trustee and the Agents with such information as it may request in order to satisfy the requirements of the USA PATRIOT Act.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ASHLAND LLC

By:	/s/ William C. Whitaker
	Name:	William C. Whitaker
	Title:	Vice President and Treasurer

ASHLAND GLOBAL HOLDINGS INC.

By:	/s/ William C. Whitaker
	Name:	William C. Whitaker
	Title:	Vice President and Treasurer

[Signature Page to the Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee, Registrar and Paying Agent

By:	/s/ William Sicking
	Name:	William Sicking
	Title:	Vice President

[Signature Page to the Indenture]

EXHIBIT A

FORM OF NOTE

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP:  144A:  04433L AA0/REG. S:  U0442L AA4
ISIN:  144A:  US04433LAA08/REG. S:  USU0442LAA45

[RULE 144A] [REGULATION S] GLOBAL NOTE
3.375% Senior Notes due 2031

No. ___	[$__________]

ASHLAND LLC, a Kentucky limited liability company, promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on September 1, 2031.

Interest Payment Dates:  March 1 and September 1

Record Dates:  February 15 and August 15

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

ASHLAND LLC

By:
Name:
Title:

Dated:  August __, 2021

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:  August __, 2021

[Back of Note]
Ashland LLC
3.375% Senior Notes due 2031

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.          Ashland LLC, a Kentucky limited liability company (the “Issuer”), promises to pay interest on the principal amount of this Note at 3.375% per annum from August 18, 2021 until maturity. The Issuer will pay interest semi-annually in arrears on March 1 and September 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that the first Interest Payment Date shall be March 1, 2022.  The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest from time to time on demand at the interest rate on the Notes.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.          Method of Payment.  The Issuer will pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the February 15 and August 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest.  Payment of interest may be made by check mailed to the holders at their addresses set forth in the register of holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, on, all Global Notes and all other Notes the holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.          Trustee; Paying Agent and Registrar.  U.S. Bank National Association will be the Trustee, Paying Agent and Registrar (the “Trustee”) under the Indenture with regard to the Notes.

4.          Indenture.  The Issuer issued the Notes under an Indenture, dated as of August 18, 2021 (the “Indenture”), between the Issuer, Parent and the Trustee.  This Note is one of a duly authorized issue of Notes of the Issuer designated as its 3.375% Senior Notes due 2031 (the “Notes”).  The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture.  The Notes issued under the Indenture shall be treated as a single class of securities under the Indenture, unless otherwise specified in the Indenture.  The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.          Optional Redemption.

(a)          The Issuer may, in whole at any time or in part from time to time prior to June 1, 2031, redeem the Notes (including any additional Notes) at the Issuer’s option upon not less than 10 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to (1) the greater of (x) 100% of the aggregate principal amount of the Notes to be redeemed and (y) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due to their maturity date (assuming for these purposes that the Notes matured on June 1, 2031), not including unpaid interest accrued to, but excluding, the redemption date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points, plus (2) accrued and unpaid interest on the Notes being redeemed to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b)          At any time on or after June 1, 2031, the Issuer may, in whole at any time or in part, from time to time, redeem the Notes (including any Additional Notes) at the Issuer’s option, upon not less than 10 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to (1) 100% of the principal amount thereof plus (2) accrued and unpaid interest to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

6.          [Reserved].

7.          Mandatory Redemption; Sinking Fund.  The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

8.          Notice of Redemption.  Notice of redemption will be sent at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at his, her or its registered address.  In the case of any partial redemption, selection of the Notes for redemption will be made as set forth in the Indenture; provided that no Notes of $2,000 (and integral multiples of $1,000 in excess thereof), principal amount or less shall be redeemed in part.  The notice of redemption relating to such Note selected to be redeemed shall state the portion of the principal amount thereof to be redeemed.

If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied on and after such date, interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

9.          Offers to Repurchase.  Upon the occurrence of a Change of Control Repurchase Event with respect to the Notes, each holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.

10.          Denominations, Transfer, Exchange.  The Notes are in fully registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000.  A holder shall register the transfer or exchange of Notes in accordance with the Indenture.  The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

11.          Persons Deemed Owners.  The registered holder of a Note may be treated as its owner for all purposes.

12.          Amendment, Supplement and Waiver.  The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

13.          Defaults and Remedies.  If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) and is continuing, the Trustee or the holders of at least 30% in aggregate principal amount of the outstanding Notes, including any Additional Notes, in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable.  If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any holders.  Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

14.          Authentication.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

15.          [Reserved]

16.          GOVERNING LAW.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

17.          CUSIP and ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

Ashland LLC
c/o Ashland Global Holdings Inc.
500 Hercules Road
Building 8145
Wilmington, DE 19808
Email:	wcwhitaker@ashland.com
ywinkler@ashland.com
Attention:	William Whitaker
Yvonne Winkler von Mohrenfels, Esq.

Ashland LLC
3.375% Senior Notes due 2031

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _____________________ transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:  __________

Your Signature:
(Sign exactly as your name appears
on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Ashland LLC
3.375% Senior Notes due 2031

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by Ashland LLC (the “Issuer”) pursuant to Section 4.06 of the Indenture, check the box below:

[   ] Section 4.06

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.06 of the Indenture, state the amount you elect to have purchased:

$__________

Date:  __________

Your Signature:
(Sign exactly as your name appears
on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________.  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

___________________

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

Ashland LLC
3.375% Senior Notes due 2031

FORM OF CERTIFICATE OF TRANSFER

Ashland LLC
Facsimile:  (859) 815-5053
Attention:  General Counsel

U.S. Bank National Association
425 Walnut Street
6th Floor
Cincinnati, Ohio 45202
Facsimile:  513-632-5511
Email:  William.Sicking@usbank.com

Re:          3.375% Senior Notes due 2031

Reference is hereby made to the Indenture, dated as of August 18, 2021 (the “Indenture”), between Ashland LLC (the “Issuer”) and U.S. Bank National Association, as Trustee and Paying Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of [$]_______ in such Note[s] or interests (the “Transfer”), to _________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.          [  ]          CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2.          [  ]          CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO REGULATION S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3.          [  ]          CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)          [  ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)          [  ] such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)          [  ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.          [  ]          CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)          [  ]        CHECK IF TRANSFER IS PURSUANT TO RULE 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)          [  ]          CHECK IF TRANSFER IS PURSUANT TO REGULATION S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)          [  ]          CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  __________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

	(a)	[ ]	a beneficial interest in the:

		(i)	[ ]	144A Global Note ([CUSIP: ] [Common [ISIN: ]), or

		(ii)	[ ]	Regulation S Global Note ([CUSIP: ] [ISIN: ]), or

	(b)	[ ]	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

	(a)	[ ]	a beneficial interest in the:

		(i)	[ ]	144A Global Note ([CUSIP: ] [Common [ISIN: ]), or

		(ii)	[ ]	Regulation S Global Note ([CUSIP: ] [Common [ISIN: ]), or

		(iii)	[ ]	Unrestricted Global Note ([ ] [ ]); or

	(b)	[ ]	a Restricted Definitive Note; or

	(c)	[ ]	an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

Ashland LLC
3.375% Senior Notes due 2031

FORM OF CERTIFICATE OF EXCHANGE

Ashland LLC
Facsimile:  (859) 815-5053
Attention:  General Counsel

U.S. Bank National Association
425 Walnut Street
6th Floor
Cincinnati, Ohio 45202
Facsimile:  513-632-5511
Email:  William.Sicking@usbank.com

Re:          3.375% Senior Notes due 2031

Reference is hereby made to the Indenture, dated as of August 18, 2021 (the “Indenture”), between Ashland LLC (the “Issuer”) and U.S. Bank National Association, as Trustee and Paying Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of [$]__________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.          EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

(a)          [  ]          CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)          [  ]          CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)          [  ]          CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)          [  ]          CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.           EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.

(a)          [  ]          CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)          [  ]          CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [  ] 144A Global Note [  ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated __________.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  __________

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE RELATED
TO SUBSIDIARY GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [         ], between [GUARANTOR] (the “New Guarantor”), a subsidiary of ASHLAND LLC., a Kentucky corporation (or its successor) (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a company, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of August 18, 2021, as supplemented, providing for the issuance of the Issuer’s $450,000,000 aggregate principal amount of 3.375% Senior Notes due 2031 (the “Notes”);

WHEREAS Section 4.08 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Notes and the Indenture pursuant to a guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and any other existing Subsidiary Guarantors, if any, are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.          Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.          Agreement to Guarantee.  (a) The New Guarantor hereby agrees, jointly and severally with all existing guarantors (if any), to irrevocably and unconditionally guarantee on an unsubordinated basis, as a primary obligor and not merely as a surety, to each holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of all Obligations of the Issuer under the Indenture (including obligations to the Trustee and the Agents) and the Notes, whether for payment of principal of, premium, if any, or interest on in respect of the Notes (the “Guarantee”) and all other monetary obligations of the Issuer under the Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under the Indenture and the Notes (all the foregoing, including the Guarantee, being hereinafter collectively called the “Guaranteed Obligations”).  The New Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such New Guarantor, and that the New Guarantor shall remain bound under its Guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)          To the extent applicable, the New Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  The New Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.  The obligations of the New Guarantor hereunder shall not be affected by (i) the failure of any holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under the Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of the Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Notes or any other agreement; (iv) the failure of any holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (v) any change in the ownership of the New Guarantor.  The New Guarantor hereby waives any right to which it may be entitled to have its Obligations hereunder divided among any other existing Subsidiary Guarantees, such that the New Guarantor’s obligations would be less than the full amount claimed.

(c)          The New Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or the New Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by the New Guarantor hereunder.  The New Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against the New Guarantor.

(d)          The New Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)          The Guarantee of the New Guarantor is the unsubordinated unsecured Obligations of the New Guarantor, equal in right of payment to all existing and future unsubordinated indebtedness of the New Guarantor.

(f)          Except as expressly set forth in the Indenture, the obligations of the New Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of the New Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the New Guarantor or would otherwise operate as a discharge of the New Guarantor as a matter of law or equity.

(g)          The New Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations.  The New Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(h)          In furtherance of the foregoing and not in limitation of any other right which any holder or the Trustee has at law or in equity against the New Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the New Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the holders, the Trustee and Agents.

(i)          The New Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations.  The New Guarantor further agrees that, as between it, on the one hand, and the holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6 of the Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Issuer for the purposes of this Guarantee.

(j)          The New Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, the Agents or any holder in enforcing any rights under this Guarantee.

(k)          Upon request of the Trustee, the New Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture.

(l)          Any term or provision of this Guarantee to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by the New Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Guarantee, as it relates to the New Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.  The Guaranteed Obligations of the New Guarantor will be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.

3.          Notices.  All notices or other communications to the New Guarantor shall be given as provided in Section 11.02 of the Indenture.

4.          Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.          GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6.          Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7.          Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

8.          Effect of Headings.  The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: